EXHIBIT 10.28e

              FIFTH AMENDMENT TO REAL ESTATE PURCHASE AGREEMENT


         THIS FIFTH AMENDMENT TO REAL ESTATE PURCHASE AGREEMENT (the "Amendment") is made and entered into as of the 31st day of May 2001, by and between TROUT CREEK PROPERTIES, LLC ("Seller") and CRESCENT RESOURCES, LLC, formerly known as Crescent Resources, Inc. ("Buyer").

                                    RECITALS

         A. Seller and Buyer entered into that certain Real Estate Purchase Agreement (the "Agreement") dated November 29, 2000 and First Amendment dated January 17, 2001, and Second Amendment dated March 28, 2001, and Third Amendment dated April 30, 2001, and Fourth Amendment dated May 4, 2001, wherein Buyer agreed to purchase from Seller and Seller agreed to sell to Buyer certain real property located in Pasco County, Florida, described therein (the "Premises") in accordance with the terms and conditions of such Agreement.

         B. Seller and Buyer desire to extend the Investigation Period and extend the Closing Date to provide more time for Seller to satisfy Conditions Precedent described in the Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, Seller and Buyer do hereby agree as follows:

         1. Closing Date. Pursuant to Paragraph 6(a) of the Agreement, Buyer's obligation to close is conditioned upon issuance of permits from Southwest Florida Water Management District ("SWFWMD") and the Army Corps of Engineers ("ACOE"). Seller has obtained the SWFWMD permit and is awaiting issuance of the ACOE permit or confirmation that ACOE will not claim jurisdiction. Accordingly, the Closing Date described in Paragraph 7(a) of the Agreement is hereby extended to the earlier of (i) July 2, 2001, or (ii) 7 days after issuance and delivery to Buyer of the ACOE permit, or (iii) 7 days after delivery to Buyer of written confirmation from ACOE that it will not assert jurisdiction.

         2. Closing Extension. Paragraphs 7(a) and 7(b) of the Agreement give Buyer the right to extend the Closing Date. If Buyer elects to extend the closing beyond the Closing Date established in Paragraph 1 of this Amendment, then Buyer shall give Seller written notice and pay the Extension Fee of $100,000 to Seller on or before the Closing Date established in Paragraph 1 above. In such event, the closing shall be extended to no later than September 30, 2001, and the Purchase Price shall be increased by $100,000 for each 30-days of closing extension beyond the Closing Date established in Paragraph 1 above. The Extension Fee shall be applied to such increased Purchase Price at closing. Buyer shall provide at least five (5) days notice to Seller of the Extended Closing Date which shall be no later than September 30, 2001.

         3. Investigation Period. The Investigation Period described in Paragraph 3 of the Agreement is hereby extended to expire at 5:00 PM local time in Tampa, Florida, on the date which is two (2) days prior to the Closing Date established in Paragraph 1 above.

         4. Ratification of Agreement. This Amendment shall control any conflicting provisions of the Agreement or prior amendments, which is hereby ratified and confirmed by Buyer and Seller.

         5. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be taken to be an original.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

SELLER:                                              BUYER:

TROUT CREEK PROPERTIES, LLC                 CRESCENT RESOURCES, LLC

By:    /s/ Brian Burns                        By: /s/ Michael Wiggins
       -----------------------                    -----------------------------
Name:  Brian P. Burns                         Name:  Michael Wiggins

Title:   Chairman                             Title: Vice President

Date:    31 May 2001                          Date:   5-31-2001